EXHIBIT 99.1

ALLIANCE MARITIME HOLDINGS, LLC AND RELATED ENTITIES

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021

Independent Auditors’ Report

To the Members

Alliance Maritime Holdings, LLC and Related Entities:

Opinion

We have audited the combined consolidated financial statements of Alliance Maritime Holdings, LLC and related entities (the Company), which comprise the combined consolidated balance sheet as of December 31, 2021, and the related combined consolidated statement of operations and members’ deficit, and statement of cash flows for the year then ended, and the related notes to the combined consolidated financial statements.

In our opinion, the accompanying combined consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the combined consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the combined consolidated financial statements are issued.

Auditors’ Responsibilities for the Audit of the Combined Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the combined consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ KPMG LLP

Houston, Texas

September 16, 2022

ALLIANCE MARITIME HOLDINGS, LLC AND RELATED ENTITIES

COMBINED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2021

2021
ASSETS
Current assets:
Cash and cash equivalents	$9,953,760
Restricted cash	344,678
Accounts receivable	24,363,724
Other current assets	2,646,153
Due from related parties	91,388
Total current assets	37,399,703
Property and equipment	146,976,075
Less accumulated depreciation	(81,000,992)
Property and equipment, net	65,975,083
Other assets, net	1,174,238
Total assets	$104,549,024

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Accounts payable	$9,341,477
Accrued liabilities	2,468,144
Current maturities of long-term debt	4,110,250
Total current liabilities	15,919,871
Long-term debt	41,031,000
Due to members	12,335,675
Due to related parties	71,130,739
Total liabilities	140,417,285
Members' deficit	(35,868,261)
Total members' deficit	(35,868,261)
Total liabilities and members' deficit	$104,549,024

The accompanying notes are an integral part of the combined consolidated financial statements.

ALLIANCE MARITIME HOLDINGS, LLC AND RELATED ENTITIES

COMBINED CONSOLIDATED STATEMENT OF OPERATIONS AND MEMBERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2021

2021
Net revenues	$114,322,684
Cost of sales	100,676,510
Gross profit	13,646,174
Gain on disposition of assets, net	1,499,500
Selling, general and administrative expenses	(5,618,247)
Income from operations	9,527,427
Net interest expense	(6,688,127)
Gain on extinguishment of long-term debt	1,394,333
Other expense, net	(485,068)
Net income	$3,748,565

Members' deficit:
Beginning of year	$(74,297,490)
Net income	3,748,565
Members' contributions	35,493,514
Members' draws	(812,850)
End of year	$(35,868,261)

The accompanying notes are an integral part of the combined consolidated financial statements.

ALLIANCE MARITIME HOLDINGS, LLC AND RELATED ENTITIES

COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

2021
Cash flows from operating activities:
Net income	$3,748,565
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,313,688
Amortization of debt issuance costs	131,199
Gain on disposition of assets, net	(1,499,500)
Gain on extinguishment of debt	(1,394,333)
Changes in operating assets and liabilities:
Accounts receivable, net	(12,425,339)
Other current assets	(184,584)
Accounts payable and accrued liabilities	6,842,915
Other, net	(1,423,162)
Net cash provided by operating activities	6,109,449

Cash flows from investing activities:
Capital expenditures	(12,832,703)
Proceeds from sale of assets	2,150,000
Net cash used in investing activities	(10,682,703)

Cash flows from financing activities:
Borrowings under long-term debt	47,000,000
Repayments of long-term debt	(23,500,000)
Debt issuance costs	(1,411,616)
Members' contributions	16,774
Members' draws	(812,850)
Increase in due to members	5,000,000
Decrease in due to related parties	(15,987,956)
Net cash provided by financing activities	10,304,352

Net increase in cash and cash equivalents and restricted cash	5,731,098
Cash and cash equivalents and restricted cash:
Balance, beginning of year	4,567,340
Balance, end of year	$10,298,438

The accompanying notes are an integral part of the combined consolidated financial statements.

ALLIANCE MARITIME HOLDINGS, LLC AND RELATED ENTITIES

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021

Note 1 — Company Overview

Alliance Maritime Holdings, LLC and Related Entities (the “Company”) is a vertically integrated platform, specializing in comprehensive offshore oil field decommissioning and reclamation (“D&R”) services. Its D&R offering includes not only engineering, permitting and project management, but also in-house execution services such as well plugging and abandonment, subsea infrastructure flushing and abandonments (or removals), platform decommissioning and structure removals, and underwater site clearance. In addition to its end-of-life D&R services, the Company offers services to support the full life cycle of offshore upstream and midstream industries, including installations and construction, inspection, maintenance and repair, and oil and gas production (i.e., well intervention, reeled tubing, and pumping). The Company operates a diversified fleet of marine assets including crew boats, dive support vessels, liftboats, offshore supply vessels, coastal/spud barges and a 1760T heavy lift derrick barge, which support the aforementioned services primarily in the U.S. Gulf of Mexico. These services are carried out by three businesses: Alliance Energy Services (Energy Services), Alliance Offshore (Offshore), and Triton Diving and Heavy Lift (Triton).

The Company’s customer base includes major and independent oil & gas companies, pipeline companies and oil and gas service companies.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined consolidated financial statements include the accounts of Alliance Maritime Holdings, LLC and its wholly-owned subsidiaries, Alliance Vessel Leasing, LLC, Alliance Energy Services, LLC, Heavy Lift Holdings, LLC and its wholly-owned subsidiaries, Triton Diving Services, LLC, and Whitney Liftboats, LLC. These entities are under common ownership in the year ended December 31, 2021. The combined consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of acquisition to be cash equivalents.

Restricted Cash

Restricted cash is comprised of funds that are contractually restricted as to usage or withdrawal due to a contractual agreement with an insurer for the payment of worker’s compensation insurance claims.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. The Company’s estimate for the allowance for doubtful accounts is based on a review of the current status of accounts receivable. No allowance was provided for its accounts receivable as of December 31, 2021.

Property and Equipment

Expenditures for new property and equipment and amounts expended which substantially increase the estimated useful lives of existing assets, are capitalized and carried on the basis of cost. Maintenance and repairs are expensed as incurred. The carrying amounts and related accumulated depreciation of property and equipment sold are eliminated from the related accounts and any resulting gain or loss is included in the statement of operations. Depreciation is computed using primarily the straight-line method over estimated useful lives as follows:

Vessels	7 - 18 years
Machinery and equipment	2 - 10 years
Buildings and improvements	5 - 39 years

Impairment of Long-Lived Assets

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The Company did not recognize any impairment losses for 2021.

Deferred Dry Dock Costs

The Company’s vessels are required by regulation to be recertified after certain periods of time. These recertification costs are incurred while the vessel is in dry dock. In addition, routine repairs and maintenance are performed, and at times, major replacements and improvements are performed. The Company defers and depreciates recertification costs over the length of time in which the recertification is expected to last, which is generally 24 to 36 months. Major replacements and improvement, which extend the vessel’s economic life or functional operating capability are capitalized and depreciated over the vessel’s remaining life.

Revenue Recognition

Revenue from the Company’s Energy Services business is generated with the provision of plug and abandonment systems, coiled tubing systems, other equipment and personnel to provide decommissioning and intervention services. Revenue from the Company’s Offshore business is generated with the provision of offshore vessels, liftboats and crewboats to provide marine access to offshore facilities in order to perform decommissioning, intervention, diving and other workscopes. The Company’s vessels and systems are used together to perform services for its customers. Revenue from the Company’s Triton business is generated with the provision of diving vessels and personnel and with the heavy lift barge to provide diving and platform decommissioning services.

Revenues are generated primarily from short-term projects pursuant to service contracts, such as master service agreements and purchase orders or other contractual arrangements with the Company’s customers. Its service contracts generally contain provisions for specific time, material and equipment charges that are billed in accordance with the terms of such contracts (time and materials contracts). Less frequently, its service contracts may contain lump sum payment provisions (lump sum contracts).

The Company accounts for its services under contracts with customers as a single performance obligation satisfied over time. The single performance obligation in time and materials contracts is comprised of a series of distinct time increments in which the Company provides services.

Time and Materials Contracts. Revenues generated from time and materials contracts provide for payment according to the rates per time increment (e.g., hours or days) and as stipulated in the contract (e.g., operating rate or standby rate). Invoices billed to the customer are typically based on the applicable rates for that time period. Time and materials consideration is allocated to the distinct hourly time increment to which it relates and is therefore recognized in line with the contractual rate billed for the services provided for any time period.

The Company receives reimbursements from its customers for the purchase of supplies, equipment, personnel services and other services provided at their request. Reimbursable revenues are variable and not recognized until the related costs are incurred on behalf of the customer.

Lump Sum Contracts. Revenues generated from lump sum contracts are recognized over time. Revenue is recognized based on the extent of progress towards completion of the performance obligation. Consideration for lump sum contracts is generally due from the customer based on the achievement of milestones.

The Company records revenues net of taxes collected from customers and remitted to governmental authorities.

The following table provides information about disaggregated revenue by service line for the year ended December 31, 2021:

2021
Alliance Energy Services	$39,388,212
Alliance Offshore	28,969,045
Triton Diving and Heavy Lift	47,397,532
Intercompany eliminations	(1,432,105)
Total	$114,322,684

Income Taxes

The Company, with the consent of its members, has elected to have its income or loss reported directly to the members under provisions of the Internal Revenue Code. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities beyond three years from the filling of those returns.

Contingencies

Liabilities for loss contingencies arising from claims and litigation are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. Legal costs incurred in connection with claims and litigation are expensed as incurred.

Fair Value of Financial Instruments

The Company’s consolidated financial instruments primarily consist of cash, accounts receivable, accounts payable, and debt instruments. The carrying amounts of financial instruments, other than debt instruments, are representative of their fair values due to their short maturities. The Company’s debt agreements bear interest at market rates, and management believes their carrying amounts approximate fair value.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits and trade receivables. The Company at times has cash on deposit at financial institutions that is in excess of federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation up to federally insured limits. The Company has not experienced any losses in such accounts. The Company has no policy requiring collateral or other security to support its deposits.

Concentrations of credit risk with respect to trade receivables results from its customers, substantially all of whom are involved in oil and gas activities. The Company performs credit evaluations of new customers and existing customers whenever necessary. The Company has no policy requiring collateral or other security to support its deposits or accounts receivable.

At December 31, 2021, major customer receivables (those representing 10% or more of the Company’s total accounts receivable) are as follows: QuarterNorth Energy (25%), Talos Energy (12%) and Cantium LLC (11%).

Major Customers

In 2021, revenues from major customers (those representing 10% or more of the Company’s total revenues) are as follows: Talos Energy (29%) and Fieldwood Energy (11%).

New Accounting Standards

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)” (“ASC 842”), which was updated by subsequent amendments. ASC 842 requires that a lessee recognize the right-of-use (“ROU”) assets and lease liabilities that arise from leases classified as finance or operating. ASC 842 also changes the definition of a lease and requires expanded quantitative and qualitative disclosures for both lessees and lessors. The Company adopted ASC 842 as of January 1, 2022. The adoption of this standard resulted in the recognition of operating lease liabilities of $1,477,874 and corresponding ROU assets of $1,477,874 as of January 1, 2022.

In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments,” which was updated by subsequent amendments. The credit loss standard replaces the current incurred loss model for measurement of credit losses on financial assets (including trade receivables) with a forward-looking expected loss model based on historical experience, current conditions, and reasonable and supportable forecasts. ASU No. 2016-13 will be effective for the Company’s fiscal year beginning January 1, 2023. The Company is continuing to evaluate the impact the adoption of ASU No. 2016-13 will have on the Company’s combined consolidated financial statements.

The Company does not expect any other recent accounting standards to have a material impact on its financial position, results of operations or cash flows when they become effective.

Note 3 — Details of Certain Accounts

Other current assets as of December 31, 2021 consist of the following:

2021
Prepaids	$1,265,239
Inventory	485,286
Other receivables	562,409
Deposits	207,749
Other	125,470
Total other current assets	$2,646,153

Other assets, net as of December 31, 2021 consist of the following:

2021
Deferred recertification and dry dock costs, net	$1,174,238
Total other assets, net	$1,174,238

Accrued liabilities as of December 31, 2021 consist of the following:

2021
Accrued payroll and related benefits	$1,231,337
Other	1,236,807
Total accrued liabilities	$2,468,144

Note 4 — Property and Equipment

The following is a summary of the gross components of property and equipment at December 31, 2021:

2021
Vessels	$114,371,620
Machinery and equipment	30,211,986
Buildings and improvements	2,392,469
Total property and equipment	$146,976,075

In 2021, the Company sold two liftboats for net proceeds of $2,150,000 and recognized a gain totaling $1,500,000 on the sale.

Note 5 — Long-Term Debt

Long-term debt as of December 31, 2021 consists of the following:

2021
Notes payable to Squadron Capital bearing interest at 11%. The notes mature on June 8, 2026 and are secured by all Company assets (1)	$46,421,667
Total long-term debt	46,421,667
Less unamortized debt issuance costs	(1,280,417)
Less current maturities	(4,110,250)
Long-term debt	$41,031,000

(1)Notes payable to Squadron Capital were paid in full on July 1, 2022 due to the acquisition of the Company. See Note 11 for further discussion.

Scheduled maturities of long-term debt outstanding as of December 31, 2021 are as follows:

2021
Less than one year	$4,110,250
One to two years	5,950,817
Two to three years	5,537,392
Three to four years	5,181,890
Four to five years	25,641,318
Total long-term debt	$46,421,667

During 2021, the Company entered into a credit agreement with Squadron Capital. Proceeds from the credit agreement were used to pay off debt with White Oak Global Advisors, LLC which had a principal balance of $23,894,333. The debt was settled for $22,500,000 and as a result the Company recorded a gain on extinguishment of long-term debt of $1,394,333 in the accompanying combined consolidated statement of operations and members’ deficit.

Note 6 — Employee Benefit Plans

The Company sponsors a defined contribution 401(k)  retirement plan (the “Plan”) to provide retirement and incidental benefits for its employees. Employees may contribute up to 100% of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Plan provides for discretional matching contributions on elective deferrals in an amount to be determined by the Company on an annual basis. There was no Company match for 2021.

Note 7 — Related Parties Transactions

Due from related parties

Due from related parties represents amounts that the Company was owed from entities owned by a member or an officer of the Company as of December 31, 2021.

Due to members

The Company borrowed $6,000,000 from a member to finance the purchase of property and equipment and repaid $1,000,000 during 2021. The remaining amount owed to that member was $9,700,000 as of December 31, 2021. The Company accrues interest at 6%. As of December 31, 2021, $2,494,007 of interest was accrued.

Due to related parties

Due to related parties represents amounts that the Company owed to entities owned by a member or an officer of the Company as of December 31, 2021.

The Company entered into a promissory note with an entity owned by a member. The note payable bears interest at LIBOR plus 7% and matures on July 31, 2026. As of December 31, 2021, the note had a remaining principal amount of $674,622 and accrued interest payable of $1,203,692.

The Company entered into a promissory note with an individual who owns indirectly a portion of the Company. The note payable of $1,000,000 bears interest at LIBOR plus 7%. The balance of all accrued and unpaid interest and outstanding principal was due on or before November 18, 2016. The issuer granted a verbal extension of time at the same interest rate. As of December 31, 2021, the note had accrued interest payable of $493,683.

The Company has five promissory notes with an entity owned by a member. One note payable with an original principal of $17,000,000 bears interest at 3.85% and matures on November 29, 2027. The other four notes with an aggregate original principal of $35,150,000 bear interest at 6%. According to an intercreditor agreement dated June 8, 2021 among lender parties to the Company, these notes are subordinate and junior in right of payment to the notes payable to Squadron Capital and no payment shall be made with respect to these notes until the discharge of the Squadron debt. As of December 31, 2021, the remaining amounts owed on these notes totaled $35,044,007 and these notes had accrued interest payable of $15,114,844.

A loan with a third-party financial institution was purchased by an entity owned by a member in August 2020. The remaining carrying amount of the loan at the time of purchase was $50,785,472. During 2021, new financing was obtained with Squadron Capital (Note 5), which was used to repay $15,308,732 of the existing loan amount, and the remaining amount of $35,476,740 was forgiven by the entity owned by the member. The forgiven amount was recognized as members’ contributions in the accompanying combined consolidated statement of operations and members’ deficit.

The Company leases plane time from an entity owned by a member. As of December 31, 2021, the Company owed this entity a total of $789,007 for plane time.

The Company leases, on a month-to-month basis, an office building from an entity owned by a member. Rent expense for the year ended December 31, 2021 was $180,000.

All related party balances were settled on July 1, 2022 as part of the acquisition of the Company. See Note 11 for further discussion.

Note 8 — Commitments and Contingencies and Other Matters

Commitments

The Company leases facilities under long-term operating lease agreements that expire at various dates through March 2025. Rent expense related to facility leases was approximately $1,017,000 for the year ended December 31, 2021. Future minimum rental payments as of December 31, 2021 are as follows:

2021
2022	$534,880
2023	459,969
2024	275,000
Total	$1,269,849

Contingencies and Claims

The Company believes that there are currently no contingencies that would have a material adverse effect on its financial position, results of operations or cash flows.

Litigation

The Company is involved in various legal proceedings. In addition, from time to time the Company receives other claims, such as contract and employment-related disputes, in the normal course of business.

Note 9 — Statement of Cash Flow Information

The following table provides supplemental cash flow information for the year ended December 31, 2021:

2021
Interest paid	$2,614,012
Noncash financing of insurance premiums	656,291

Note 10 — Coronavirus (COVID-19) and CARES Act

The COVID-19 pandemic has impacted and could further impact the Company’s operations and the operations of the Company’s suppliers and vendors as a result of quarantines, facility closures, and travel and logistics restrictions. The extent to which the COVID-19 pandemic impacts the Company’s business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to the duration, spread, severity, and impact of the COVID-19 pandemic, the effects of the COVID-19 pandemic on the Company’s customers, suppliers, and vendors and the remedial actions and stimulus measures adopted by local and federal governments, and to what extent normal economic and operating conditions can resume. Even after the COVID-19 pandemic has subsided, the Company may continue to experience adverse impacts to its business as a result of any economic recession or depression that has occurred or may occur in the future. Therefore, the Company cannot reasonably estimate the impact at this time.

In response to the COVID-19 pandemic, Congress signed into law on March 27, 2020 the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The CARES Act permits the deferral of payment of the Company’s portion of social security taxes between March 27, 2020 and December 31, 2020, with 50% of the deferred amount due December 31, 2021 and the remaining 50% due December 31, 2022. The Company deferred $1,106,185 in total and repaid $546,447 during 2021. As of December 31, 2021, the Company owes $559,738, which is included in accrued payroll and related benefits (Note 3).

Note 11 — Subsequent Events

In January 2022, the Company borrowed an additional $6,500,000 under the credit agreement with Squadron Capital. See Note 5 for additional information regarding the terms.

On July 1, 2022, Helix Energy Solutions Group, Inc. acquired all of the equity interests of the Company. As part of the transaction, the remaining balances on notes payable to Squadron Capital were fully repaid and all related party balances were settled.

The Company has evaluated subsequent events through the date of the auditors’ report, the date which the combined consolidated financial statements were available to be issued. There were no other material subsequent events that required recognition or additional disclosures in these combined consolidated financial statements.